Exhibit 10.4

EXECUTION COPY

ACAS BUSINESS LOAN TRUST NOTES

SERIES 2002–2

$105,250,000 CLASS A NOTES

$52,625,000 CLASS B NOTES

PURCHASE AGREEMENT

August 5, 2002

Wachovia Securities, Inc.,

as the Initial Purchaser (the “Initial Purchaser”)

One Wachovia Center

301 South College Street

Charlotte, North Carolina  28288

Ladies and Gentlemen:

Section 1.              Authorization of Notes.

American Capital Strategies, Ltd. (“American Capital” or the “Company”) and ACAS Business Loan LLC, 2002–2 (the “Trust Depositor”) have duly authorized the sale of the ACAS Business Loan Trust Notes, Series 2002–2, consisting of the Class A Notes (the “Class A Notes”), the Class B Notes (the “Class B Notes” and together with the Class A Notes, the “Offered Notes”) and the Class C Note (the “Class C Note” and together with the Offered Notes, the “Notes”) of ACAS Business Loan Trust 2002–2, a Delaware business trust (the “Trust”).  The Trust was formed pursuant to a Trust Agreement, dated as of August 1, 2002 (the “Trust Agreement”), among the Trust Depositor, Wachovia Trust Company, National Association, as owner trustee (the “Owner Trustee”) and the Company, as servicer.  The Class A Notes will be issued in an aggregate initial principal amount of $105,250,000, the Class B Notes will be issued in an aggregate initial principal amount of $52,625,000 and the Class C Note will be issued in an aggregate initial principal amount of $52,625,000.  In addition to the Notes, the Trust is issuing a certificate (the “Certificate”).  The Notes will be secured by the assets of the Trust.  The Certificate will represent fractional undivided ownership interests in the Trust.  The Certificate will be issued pursuant to the Trust Agreement.  The Notes will be issued pursuant to an Indenture, dated as of August 8, 2002 (the “Indenture”), between the Trust and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee (the “Indenture Trustee”).  The primary assets of the Trust will be a pool of commercial business loans, or interests therein, originated by the Company (collectively, the “Business Loans”).  The Trust Depositor will acquire the Business Loans from the Company pursuant to the ACAS Transfer Agreement, dated as of August 8, 2002 (the “Transfer Agreement”) between the Company and the Trust Depositor.  Pursuant to a Transfer and Servicing Agreement, dated as of August 8, 2002 (the “Transfer and Servicing Agreement”), among the Trust, the Company, the Trust Depositor and the Indenture Trustee, the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Business Loans and certain related assets.  Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Indenture Trustee a security interest in the Business Loans and its rights under the Transfer Agreement and the Transfer and Servicing Agreement.  This Agreement, the Trust Agreement, the Transfer Agreement, the Transfer and Servicing Agreement and the Indenture are referred to collectively as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Transfer and Servicing Agreement.

The Offered Notes are to be offered and sold by means of a Confidential Private Placement Memorandum (including any exhibits, amendments or supplements thereto, the “Memorandum”) prepared by the Company in a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), including transactions made pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions pursuant to Regulation S under the Securities Act.

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

During the initial Interest Accrual Period, the Class A Notes shall bear interest at a rate equal to 2.288750% per annum and the Class B Notes shall bear interest at a rate equal to 3.388750% per annum.  For each Interest Accrual Period thereafter, the Class A Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.50% per annum, and the Class B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 1.60% per annum.

The Company hereby agrees with you, as the Initial Purchaser, as follows:

Section 2.              Purchase of Certain Offered Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust, agrees to sell all of the Class A Notes and $25,500,000 of the Class B Notes (collectively, the “Purchased Notes”) to the Initial Purchaser, and the Initial Purchaser agrees to purchase all of the Purchased Notes from the Trust, for the purchase price of $128,750,250.  It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Class C Note and the Certificate.  The understanding of the parties with respect to the purchase of the remaining portion of the Class B Notes is set forth in a separate letter of even date.

In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Offered Notes (the “Documents”), including, without limitation or duplication, (i) the fees and disbursements of counsel to the Company; (ii) the fees and expenses of any trustees or custodian due to such trustees’ or custodian’s initial expenses incurred in connection with the issuance of the Offered Notes and its counsel; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the holders of the Offered  Notes or in connection with the transaction; (iv) the fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed–upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Offered Notes; (v) all expenses incurred in connection with the preparation and distribution of one or more preliminary and the final Memorandum and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Offered Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the fees and disbursements of counsel to the Initial Purchaser; (ix) all expenses in connection with the qualification of the Offered Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Offered  Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Offered Notes.

Section 3.              Delivery.

Delivery of the Purchased Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Purchased Note to be sold by the Initial Purchaser to an institutional Accredited Investor that is not a QIB (as such terms are defined herein) shall be delivered in fully registered, certificated form in the minimum denominations set forth in the Memorandum at the offices of Mayer, Brown, Rowe & Maw, Charlotte, North Carolina at 10:00 a.m. Charlotte, North Carolina time, on August 8, 2002, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the “Closing Date”) against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company (on behalf of the Trust) by wire transfer payable in same–day funds to the account specified by the Company.  Subject to the foregoing, the Purchased Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Indenture Trustee reasonably prior to the Closing Date.

Section 4.              Representations and Warranties of the Company.

The Company represents and warrants to the Initial Purchaser, as of the Closing Date, that:

(i)            The Memorandum does not and will not, and any amendments thereof or supplement thereof and any additional information and documents concerning the Offered Notes delivered by or on behalf of the Company to prospective purchasers of the Offered Notes (collectively, such information and documents, the “Additional Offering Documents”), each as of their respective dates, each as of its issue date or date on which such statement was made and as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, the Company makes no representation or warranty as to the information contained in or omitted from the Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

(ii)           The Company is a Delaware corporation, duly organized and validly existing under the laws of the state of Delaware, has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including without limitation the originating and acquiring of Business Loans and performing its obligations hereunder and under the Transaction Documents) requires such licensing or qualification.

(iii)          This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(iv)          The Transfer Agreement and the Transfer and Servicing Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v)           When executed, authenticated and delivered in accordance with the Indenture and paid for by the purchasers thereof, the Offered Notes will have been duly executed, authenticated, issued and delivered and will be entitled to the benefits of the Indenture.

(vi)          Other than as set forth in or contemplated by the Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company are the subject of which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations hereunder or under the Transaction Documents (a “Material Adverse Effect”); and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(vii)         The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the Certificate of Incorporation or By–Laws of the Company or any law or any order, decree, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Notes or the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale and delivery of the Offered Notes in the manner contemplated herein.

(viii)        The Trust is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(ix)           Assuming the Initial Purchaser’s representations are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Offered Notes in the manner contemplated by this Agreement and the Memorandum to register the Offered Notes under the Securities Act.

(x)            The Offered Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(xi)           At the time of execution and delivery of the Transfer and Servicing Agreement and after giving effect to any releases pursuant to the CP Transaction, the Trust Depositor owned the Business Loans free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) except for Permitted Liens, and the Trust Depositor had the power and authority to transfer the Business Loans to the Trust.

(xii)          Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser and the Trust Depositor for the Offered Notes and delivery to the Initial Purchaser and the Trust Depositor of the Offered Notes, the Trust will own the Business Loans and the Initial Purchaser and the Trust Depositor will acquire title to the Offered Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchaser and the Trust Depositor and those listed in the Transaction Documents.

(xiii)         No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Offered Notes or the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or blue sky laws in connection with the sale and delivery of the Offered Notes in the manner contemplated herein.

(xiv)        The Business Loans, individually and in the aggregate, have the characteristics described in the Memorandum.

(xv)         Each of the representations and warranties of the Company and the Trust Depositor set forth in the Transaction Documents is true and correct in all material respects.

(xvi)        Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement and the other Transaction Documents and the Notes have been or will be paid by the Company prior to the Closing Date.

(xvii)       No adverse selection procedures were used in selecting the Business Loans from among the loans that meet the representations and warranties of the Company contained in the Transfer Agreement and that are included in the portfolio of the Company.

(xviii)      Neither the Company nor any affiliate thereof nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Offered Notes and neither the Company nor any of its affiliates will do any of the foregoing.  As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xix)         Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company has directly, or through any agent (other than the Initial Purchaser, as to which the Company makes no representation or warranty), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Notes in a manner that would require the registration under the Securities Act of the offerings contemplated by the Memorandum or engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offerings of the Offered Notes.

(xx)          With respect to any Offered Notes subject to the provisions of Regulation S of the Securities Act, the Company has not offered or sold such Offered Notes during the Restricted Period to a person (other than the Initial Purchaser) who is within the United States or its possessions or to a United States person.  For this purpose, the terms “Restricted Period”, “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163–5(c)(2)(i)(D).

(xxi)         It is not necessary in connection with the offer, sale and delivery of the Offered Notes in the manner contemplated by the Agreement and the Memorandum to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Section 5.              Sale of Purchased Notes to the Initial Purchaser.

The sale of the Purchased Notes to the Initial Purchaser will be made without registration of the Purchased Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a)           The Company and the Initial Purchaser each agree that the Offered Notes will be offered and sold only in transactions exempt from registration under the Securities Act.  The Company and the Initial Purchaser will each reasonably believe at the time of any sale of the Offered Notes by the Company through the Initial Purchaser, as initial purchaser, (i) that either (A) each purchaser of the Offered Notes is an institutional investor that is (1) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (each, a “QIB”) in transactions meeting the requirements of Rule 144A, or (2) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D (each, an “Institutional Accredited Investor”), who, in the case of an investor described in this clause (i)(A)(2), purchases for its own account or for any discretionary account for which it is acquiring the Offered Notes and provides the Initial Purchaser with a written certification in substantially the form attached as an exhibit to the Indenture, or (B) each purchaser is acquiring the Offered Notes in an offshore transaction meeting the requirements of Regulation S under the Securities Act, and (ii) that the offering of the Offered Notes will be made in a manner it reasonably believes will enable the offer and sale of the Offered Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose.  The Company and the Initial Purchaser each further agree not to (i) engage in any activity that would constitute a public offering of the Offered Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer or sell the Offered Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Offered Notes.

(b)           The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) the Initial Purchaser is an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (ii) the Initial Purchaser will offer the Offered Notes only (A) to persons who the Initial Purchaser reasonably believes are QIBs in transactions meeting the requirements of Rule 144A, (B) to institutional investors who the Initial Purchaser reasonably believes are Institutional Accredited Investors or (C) in offshore transactions in reliance on Regulation S under the Securities Act.  The Initial Purchaser further agrees that it will (i) deliver to each purchaser of the Offered Notes, at or prior to the confirmation of sale, a copy of the Memorandum, as then amended or supplemented, which Memorandum will include a Notice to Investors in the form attached hereto as Exhibit I, and (ii) prior to any sale of the Offered Notes to an Institutional Accredited Investor that the Initial Purchaser does not reasonably believe is a QIB, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as an exhibit to the Indenture.

(c)           The Initial Purchaser hereby represents to the Company that it is a QIB.

(d)           The Initial Purchaser is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(e)           There is no action, suit or proceeding pending against or, to the knowledge of the Initial Purchaser, threatened against or affecting, the Initial Purchaser before any court or arbitrator or any government body, agency, or official which could materially adversely affect the ability of the Initial Purchaser to perform its obligations under this Agreement.

(f)            The Initial Purchaser represents and agrees that all offers and sales of the Offered Notes to non–United States persons, prior to the expiration of the Restricted Period, will be offered and sold only in accordance with the provisions of Rule 903 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon the receipt of the certification of beneficial ownership of the securities by a non–United States person in the form provided in the Indenture.  For this purpose, the terms “Restricted Period” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163–5(c)(2)(i)(D).

(g)           The Initial Purchaser (i) has not offered or sold and, until six (6) months after the Closing Date, will not offer or sell any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) has complied, and will comply, with all applicable provisions of the Financial Services and Markets Act 2000 and the Public Offers of Securities Regulations 1995, as amended, with respect to anything done by the Initial Purchaser in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (iii) only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by the Initial Purchaser in connection with the proposed issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial and Market Services Act 2000 (Investment Advertisements) (Exemptions), as amended, or a person to whom the document may otherwise lawfully be issued or passed on.

(h)           The Initial Purchaser represents and agrees that no offer has or will be made to the public in the Cayman Islands to subscribe for the Offered Notes, whether directly or indirectly.

Section 6.              Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchaser as follows:

(a)           If, at any time prior to the earlier of (i) completion of the sale of the Offered Notes by the Initial Purchaser, or (ii) the 90th day following the Closing Date, any event involving the Company shall occur as a result of which the Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Memorandum that will correct such statement or omission.  The Company will not at any time amend or supplement the Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) in a manner to which the Initial Purchaser or its counsel shall reasonably object.

(b)           During the period referred to in subsection 6(a), the Company will furnish to the Initial Purchaser, without charge, copies of the Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case as soon as reasonably available and in such quantities as the Initial Purchaser may reasonably request.

(c)           At all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Company will make available to each offeree the Additional Offering Documents and information concerning any other relevant matters, as they or any of their affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by them, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent they or any of their affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by them), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will furnish the Initial Purchaser with copies of the Memorandum in such quantities as the Initial Purchaser may from time to time reasonably request, (iv) the Company will not publish or disseminate any material in connection with the offering of the Offered Notes except as contemplated herein or as consented to by the Initial Purchaser, (v) the Company will advise the Initial Purchaser promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Notes, (vi) the Company will advise the Initial Purchaser promptly upon its receipt of notice of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Offered Notes, and (vii) the Company will advise the Initial Purchaser upon its receipt of notice of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d)           The Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer designated by such Noteholder or beneficial owner, or (iii) to the Indenture Trustee for deliver to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e)           Prior to the date of distribution of the Memorandum, the Company will provide the Initial Purchaser with a “comfort” or “agreed upon procedures” letter from Ernst & Young verifying the accuracy of such financial and statistical data contained in the Memorandum as the Initial Purchaser shall deem advisable.

(f)            Except as otherwise provided in the Indenture, each Offered Note will contain a legend to the effect set forth in the form of Notice to Investors attached as Exhibit I hereto.

Section 7.              Conditions of the Initial Purchaser’s Obligations.

The obligations of the Initial Purchaser to purchase the Purchased Notes on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Offered Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Business Loans and related Loan Files shall have been delivered to the Indenture Trustee pursuant to the Transfer and Servicing Agreement.

(b)           The Initial Purchaser shall receive a certificate, dated the Closing Date, of the President, Chief Executive Officer, Chief Financial Officer or any Executive or  Senior Vice President of the Company to the effect that such officer has carefully examined this Agreement, the Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Memorandum, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations hereunder or under the Transaction Documents or in the characteristics of the Business Loans except as contemplated by the Memorandum or as described in such certificates, (ii) the representations and warranties of the Company set forth herein are true and correct as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Transaction Documents, at or prior to the Closing Date, (iv) the representations and warranties of the Company and the Trust Depositor in the

Transaction Documents are true and correct, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (v) nothing has come to the attention of such officer that would lead such officer to believe that the Memorandum, and any amendment thereof or supplement thereto, as of its date and as of the Closing Date, or any Additional Offering Document contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The Class A Notes shall have been rated no less than “Aaa” by Moody’s Investors Services, Inc. (“Moody’s”), “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw–Hill Companies, Inc. (“S&P”), and “AAA” by Fitch, Inc. (“Fitch”) and the Class B Notes shall have been rated no less than “A2” by Moody’s, “A” by S&P, and “A+” by Fitch, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Offered Notes have been placed under review.

(d)           On the date of the Memorandum, Ernst & Young shall have furnished to the Initial Purchaser an “agreed upon procedures” letter, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the Memorandum.

(e)           Initial Purchaser shall have received an opinion, dated the Closing Date, of Victoria E. Gregory, in—house counsel to the Indenture Trustee, substantially in the form attached hereto as Exhibit A.

(f)            Initial Purchaser shall have received an opinion of Arnold & Porter, counsel to the Company, (i) with respect to certain corporate matters substantially in the form attached hereto as Exhibit B and (ii) with respect to there being no consents required to transfer the business Loans substantially in the form attached hereto as Exhibit C.

(g)           The Initial Purchaser shall have received opinions of Winston & Strawn, counsel to the Company, the Trust Depositor and the Trust, (i) with respect to certain corporate, federal tax, securities law and investment company matters, substantially in the forms attached hereto as Exhibit D and (ii) with respect to certain “true sale,” “non–consolidation” issues and “perfection issues” substantially in the forms attached hereto as Exhibit E.

(h)           The Initial Purchaser shall have received opinions of Richards, Layton & Finger, counsel to the Owner Trustee and the Trust, (i) substantially in the forms attached hereto as Exhibit F, (ii) with respect to certain “trust issues” substantially in the form attached hereto as Exhibit G and (iii) with respect to certain “perfection issues” substantially in the forms attached hereto as Exhibit H.

(i)            The Initial Purchaser shall have received from the Indenture Trustee a certificate signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, in customary form.

(j)            The Initial Purchaser shall have received from the Owner Trustee, a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(k)           The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(l)            All documents incident hereto and to the Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, and the Initial Purchaser and its counsel shall have received such information, certificates and documents as they may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Purchased Notes.  Notice of such cancellation shall be given to the Company in writing, or by telephone or telecopy confirmed in writing.

Section 8.              Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, any Additional Offering Document or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser and such controlling person for any legal and other expenses reasonably incurred by the Initial Purchaser or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any Additional Offering Document in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser or on behalf of the Initial Purchaser specifically for inclusion therein, provided, further, that, the foregoing indemnity shall not inure to the benefit of the Initial Purchaser (or any person that controls the Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if such person did not receive a copy of the Memorandum and any Additional Offering Document (including any amendments or supplements) at or prior to the confirmation of the sale of the Offered Notes and the untrue statement or omission of a material fact was corrected by any amendments or supplements thereto.  The foregoing indemnity is in addition to any liability that the Company may otherwise have to the Initial Purchaser or any person or entity controlling the Initial Purchaser.  The Company acknowledges that the statements set forth in the Memorandum under the caption “Plan of Distribution” constitute the only written information furnished to the Company by the Initial Purchaser or on behalf of the Initial Purchaser specifically for inclusion in the Memorandum or any Additional Offering Document.

(b)           The Initial Purchaser shall indemnify and hold harmless the Company, any person who controls the Company within the meaning of either the Securities Act or the Exchange Act and their respective officers, directors, employees and agent from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any Additional Offering Document or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company, any such controlling person investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.  The Company acknowledges that the statements set forth under the caption “Plan of Distribution” in the Memorandum constitute the only written information furnished to the Company by the Initial Purchaser or on behalf of the Initial Purchaser specifically for inclusion in the Memorandum.  The foregoing indemnity agreement is in addition to any liability that the Initial Purchaser may otherwise have to the Company or any of its controlling persons.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement of that action; provided, that, the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8, except to the extent that the indemnifying party has been materially prejudiced thereby.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, the Initial Purchaser shall have the right to employ counsel to represent the Initial Purchaser and the controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Initial Purchaser against the Company under this Section 8, if (i) in the reasonable judgment of the Initial Purchaser, there may be legal defenses available to the Initial Purchaser, and those controlling persons, different from or in addition to those available to the Company, or there is a conflict of interest between the Initial Purchaser and the controlling persons, on one hand, and the Company, on the other, or (ii) the

Company shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company.  In no event shall the Company be liable for the fees and expenses of more than one separate firm of attorneys for the Initial Purchaser and the controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)           If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) or 8(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received by the Company bear to the total fees and/or discounts actually received by the Initial Purchaser with respect to such offering pursuant to Section 2 of this Agreement.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(d) shall be deemed to include, for purposes of this subsection 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee and/or discount actually paid to the Initial Purchaser pursuant to Section 2 of this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnity agreements contained in this Section 8 shall survive the delivery of the Purchased Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 9.              Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Purchased Notes, if prior to such time (i) trading in securities generally in the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange has occurred, (ii) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Business Loans) or the earnings, business affairs or business prospects of the Company considered as one enterprise, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Purchased Notes on the terms and in the manner contemplated by the Memorandum as amended or supplemented.

Section 10.            Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.            Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Wachovia Securities, Inc., One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: General Counsel (with a copy to the Asset Finance Group); or if sent to the Company, the Trust Depositor or the Trust will be delivered to American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, Attention:  John Erickson.

Section 12.            Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers, and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company or any of the controlling persons referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Purchased Notes.

Section 13.            Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in

Section 8 of this Agreement and their respective successors and assigns, and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14.            Applicable Law.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

Section 15.            Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.  This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16.            Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wachovia Trust Company, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wachovia Trust Company, National Association, or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee and Wachovia Trust Company, National Association, shall be entitled to the benefits of the Trust Agreement.

Section 17.            No Petition.

The Initial Purchaser covenants and agrees that, prior to the date that is one (1) year and one (1) day after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 17 will survive the termination of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust Depositor, the Trust and the Initial Purchaser.

Very truly yours,

AMERICAN CAPITAL STRATEGIES, LTD.

By:
Name:
Title:

ACAS BUSINESS LOAN LLC, 2002–2

By:
Name:
Title:

ACAS BUSINESS LOAN TRUST 2002–2

By:	WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

S-1

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA SECURITIES, INC.

By:
Name:
Title:

S-1

EXHIBIT A

FORM OF OPINION OF VICTORIA E. GREGORY

COUNSEL TO THE INDENTURE TRUSTEE

EXHIBIT B & C

FORM OF OPINIONS OF ARNOLD & PORTER

COUNSEL TO THE COMPANY

EXHIBIT D & E

FORM OF OPINIONS OF WINSTON & STRAWN

COUNSEL TO THE COMPANY

EXHIBITS F, G & H

FORM OF OPINIONS OF RICHARDS, LAYTON & FINGER

COUNSEL TO THE OWNER TRUSTEE AND THE TRUST

EXHIBIT I

FORM OF NOTICE TO INVESTORS

Because of the following restrictions, investors are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the Offered Notes.

Each purchaser of the Offered Notes offered hereby will be deemed to have represented and/or agreed as follows (terms used in this “Notice to Investors” section that are defined in Rule 144A under the Securities Act (“Rule 144A”) or in Regulation D under the Securities Act (“Regulation D”) are used herein as defined therein):

(1)           The purchaser (A) is a “qualified institutional buyer” within the meaning of Rule 144A or an institutional “Accredited Investor” (within the meaning of Rule 501(a)(1)–(3) or (7) under the Securities Act), (B) is acquiring the Offered Notes for its own account or for the account of such a qualified institutional buyer or an institutional Accredited Investor purchasing for investment and not for distribution in violation of the Securities Act, (C) if such person is such a qualified institutional buyer, is aware that the sale of the Offered Notes to it is being made in reliance on Rule 144A, (D) if such person is an institutional Accredited Investor, will deliver a certificate in the form attached to the Indenture prior to receipt of Offered Notes or (E) is acquiring the Offered Notes in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S.

(2)           The Offered Notes have not been and will not be registered under the Securities Act, any state securities or “Blue Sky” law, and may not be reoffered, resold, pledged or otherwise transferred except (A)(i) to a person whom the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act that purchases for its own account or the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (ii) in certificated form to an institutional Accredited Investor pursuant to any other exemption from the registration requirements of the Securities Act, subject to (a) the receipt by the Indenture Trustee of a letter in the form attached to the Indenture and (b) the receipt by the Indenture Trustee of such other evidence acceptable to the Indenture Trustee that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, (iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, (iv) pursuant to another exemption available under the Securities Act or (v) pursuant to a valid registration statement and (B) in accordance with all applicable securities and “Blue Sky” laws of any States of the United States or any other applicable jurisdictions.

(3)           The Offered Notes will bear a legend to the following effect, unless the Originator and the Indenture Trustee determine otherwise in accordance with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1)–(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT.  THE PURCHASE OF AN OFFERED NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER:  (I) IT IS NOT, AND IS NOT PURCHASING SUCH OFFERED NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR (II) PTCE 95–60, PTCE 96–23, PTCE 91–38, PTCE 90–1, PTCE 84–14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH OFFERED NOTE BY THE ACQUIRER.”

(4)           The Offered Notes will initially be represented by beneficial interests in a single Global Note or certificated Individual Notes as the case may be.  Before any interest in a Global Note may be offered, sold, pledged or otherwise transferred to a person who takes delivery other than through a beneficial interest in that Global Note, the transferor will be required to provide the Indenture Trustee with a written certification, in the form provided in the Indenture, as to compliance with the applicable transfer restrictions.

(5)           If it is acquiring any Offered Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.